UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2003

ROHN Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6718 West Plank Road Peoria, Illinois		61604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 697-4400

Item 5.    Other Events.

        On December 12, 2003, ROHN Industries, Inc., a Delaware corporation (the “Company”), filed with the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”) its Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended November 30, 2003 (the “November Report”).

        The November Report is attached hereto as Exhibit 99.1.

Cautionary Statement

        The Company cautions readers not to place undue reliance upon the information contained in the November Report, which contains unaudited information and is in a format prescribed by bankruptcy law. The November Report is not prepared in accordance with generally accepted accounting principles (“GAAP”) and does not accurately reflect the condition of the Company on a GAAP basis. The November Report is not presented on a consolidated basis and does not present the consolidated results of the Company and its subsidiaries. The November Report may be subject to revision. The November Report also contains information for periods which may be shorter or otherwise different than those contained in the Company’s reports pursuant to the Exchange Act.

        Readers are further cautioned that on September 16, 2003, the Company and certain of its direct and indirect subsidiaries, filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court. The debtors are maintaining their properties and managing their operations as “debtors-in-possession” subject to the supervision and orders of the Bankruptcy Court (Case No. 03-17287-AJM-11) pursuant to Section 1108 of the Bankruptcy Code.

Item 7.    Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                         99.1    Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended November 30, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2003	ROHN INDUSTRIES, INC. By: /s/ John W. Castle John W. Castle Chief Financial Officer